SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: August 25, 2011

ENSURGE, INC.
(Exact name of registrant as specified in charter)

NEVADA	33- 03275	87-0431533
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

1001 Brickell Bay Drive, 27th Floor
Miami, Florida 33131
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 888-978-9994

 NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 101.  Entry into a Material Definitive Agreement.

On August 10, 2011, Ensurge, Inc., a Nevada Corporation (“Ensurge”) entered into a Precious Metals Processing Agreement with the WOB Equities, Inc. of Lubbock, Texas, Walter O. Breeding and Breeding Family Estate Trust (hereinafter collectively referred to as the “Owners”) to obtain access to tailings located in New Mexico.  Under the terms of the Agreement, Ensurge will make progress payments of $1.3 million dollars and royalty payments.  The royalty payments shall be twenty eight percent (28%) of gross sale proceeds on the first 60,000 short tons of tailings processed and sold and thirty three (33%) percent of the gross sale proceeds from any and all tailings in excess of 60,000 short tons that are processed and sold.  Additionally, Ensurge will make another four percent (4%) royalty payment to Turnbull Capital Management, LLC on the gross sale proceeds from any and all tailings processed and sold.    Ensurge is working with an engineering firm to best determine the proper process and equipment needed to extract the precious metals.  It is estimated that it will take six to twelve months to complete the testing and build an operating plant.  Ensurge will need to raise additional capital to meet the progress payments.  If additional capital is not obtained, Ensurge would be in default on the agreement and any funds paid to date would be lost.  Ensurge has made the initial payment of three hundred thousand ($300,000) under the terms of the Agreement.  The next five hundred thousand dollar ($500,000) payment is due upon the construction commencing on the processing facility but in no event later than nine months from the date of the Agreement.  The final five hundred thousand dollar ($500,000) payment by Ensurge is due upon completion of the processing facility but in no event later than twenty months from the date of the Agreement. Both milestone payments of five hundred thousand dollars ($500,000) can be extended for up to three months subject to Owner’s approval.  In addition to the above payments, Ensurge is required to pay the Owner five hundred thousand dollars ($500,000) in October of each year commencing in 2014 for the duration of the Agreement if at any time during the prior year ending in June, the total royalties paid to the Owner and to the order of the Owner in respect of such quarter aggregated less than $500,000.  Ensurge also is required to make monthly payments to the Owner in the amount of one thousand dollars ($1,000) to cover ongoing rental costs of the Owner.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1                      Precious Metals Processing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSURGE, INC.

Date: August 25, 2011	By /s/ Jeff A. Hanks
Jeff A. Hanks
Chief Financial Officer